SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):   December 31, 1998
                                                           -----------------

                         LOCKHART CARIBBEAN CORPORATION
 -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                               U.S. Virgin Islands
 -------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


      333-35105                                    65-0491618
      ---------                                    ----------
 (Commission File Number)              (I.R.S. Employer Identification Number)


             No. 44 Estate Thomas
             St. Thomas,
             U.S. Virgin Islands                             00802
             --------------------                           ------
   (Address of Principal Executive Officers)              (Zip Code)



       Registrant's telephone number, including area code: (340) 776-1900
--------------------------------------------------------------------------------

Item 7. Financial Statements and Exhibits.


         (a)   Financial Statements of business acquired.

               Audited financial statements of Guardian Insurance Company, Inc. ("Guardian") as of and for the two years ended December 31, 1997 are included in this amended report beginning on page F-1, and audited financial statements of Heritage Insurance Company (Caribbean), Limited ("Heritage") as of and for the two years ended December 31, 1997 are included in this amended report beginning on page F-__.

         (b)   Pro Forma financial information.

               Pro forma financial statements reflecting the acquisition of Guardian and Heritage are included in this amended report beginning on page P-1.

         (c)   Exhibits:

               None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 15, 1999                  LOCKHART CARIBBEAN CORPORATION


                                       By:      /s/ John P. deJongh, Jr.
                                                ----------------------------
                                                John P. deJongh, Jr.
                                                President and Chief Operating
                                                Officer

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of
Unlimited Holdings, Inc.)
Report and Financial Statements
December 31, 1997 and 1996

                        Report of Independent Accountants



To the Board of Directors
and Stockholder of
Guardian Insurance Company, Inc.


In our opinion, the accompanying balance sheets and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Guardian Insurance Company, Inc. (a wholly-owned subsidiary of Unlimited Holdings, Inc.) at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 12 to the financial statements, the Company is a party to a number of legal actions either as plaintiff or as a defendant. Given the various stages of the cases, their ultimate outcome cannot be presently determined. Their final resolution, however, may materially affect the financial position of the Company.



PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 26, 1998, except for Note 13 which is as of July 2, 1998

CERTIFIED PUBLIC ACCOUNTANTS
(OF PUERTO RICO)
License No. 216 Expires Dec. 1, 2001
Stamp  1537464 of the P.R. Society of
Certified Public Accountants has been
affixed to the file copy of this report

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Balance Sheets
December 31, 1997 and 1996
--------------------------------------------------------------------------------

                                                           1997          1996
                                                           ----          ----
                   Assets

Investments:
   Short-term investments ............................   $  937,385   $  895,592
   Investment in real estate, at cost ................    2,250,000           --
                                                         ----------   ----------

         Total investments ...........................    3,187,385      895,592

Cash .................................................      655,650      177,982
Premiums receivable ..................................      217,168      339,030
Reinsurance recoverable on loss payments,
 in litigation .......................................    2,697,497    2,697,497
Reinsurance recoverable on loss payments,
 from affiliates .....................................      129,928           --
Deferred policy acquisition costs ....................      509,649      448,533
Property and equipment, net of accumulated
 depreciation of $409,138 (1996 - $360,939) ..........      203,048      241,101
Income tax refund claim ..............................      855,967      855,967
Prepaid income taxes .................................      150,000      150,000
Deferred income taxes ................................       25,634       60,580
Accrued interest receivable ..........................       11,844       10,926
Other assets .........................................        8,569       21,097
                                                         ----------   ----------

         Total assets ................................   $8,652,339   $5,898,305
                                                         ==========   ==========

              Liabilities and Stockholder's Equity

Liabilities:
   Unearned premiums .................................   $2,282,183   $2,053,563
   Unpaid losses and loss adjustment expenses,
    net of $236,498 (1996 - $389,523) reinsurance
    recoverable on unpaid losses from affiliates .....    1,112,696    1,438,714
   Reinsurance premium payable .......................           --      314,835
   Loan payable to parent ............................      390,900           --
   Other liabilities and accrued expenses ............      125,551       57,786
                                                         ----------   ----------

         Total liabilities ...........................    3,911,330    3,864,898
                                                         ----------   ----------

Stockholder's equity:
   Common stock, $90 par value; authorized
    50,000 shares, 15,557 shares issued and
    outstanding ......................................    1,400,130    1,400,130
   Additional paid-in capital ........................    2,159,010      300,000
   Retained earnings .................................    1,181,869      333,277
                                                         ----------   ----------

         Total stockholder's equity ..................    4,741,009    2,033,407
                                                         ----------   ----------

         Total liabilities and stockholder's
          equity .....................................   $8,652,339   $5,898,305
                                                         ==========   ==========


The accompanying notes are an integral part of these financial statements.

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Statements of Income and Retained Earnings
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------

                                                        1997             1996
                                                        ----             ----
Revenues:
   Premiums written ..............................   $ 5,286,958    $ 5,576,547
   Less - Premiums ceded on catastrophic insurance       158,134      1,818,658
                                                     -----------    -----------


Net premiums written .............................     5,128,824      3,757,889
(Increase) decrease in unearned premium ..........      (228,619)       481,040
                                                     -----------    -----------

Premiums earned ..................................     4,900,205      4,238,929
Investment income, net of interest expenses
   of $0 in 1997 (1996 - $186,000) ...............        62,426        157,942
Net realized loss on investments .................            --       (579,876)
Other income .....................................            --         74,289
                                                     -----------    -----------

         Total revenues ..........................     4,962,631      3,891,284
                                                     -----------    -----------

Claims and underwriting expenses:
   Losses and loss adjustment expenses ...........     2,121,632      4,136,639
   Payroll and payroll taxes .....................       479,549        613,838
   Commission expense ............................       937,698        986,128
   Other underwriting expenses
    and general and administrative expenses ......       540,214        999,093
                                                     -----------    -----------

         Total claims and underwriting expenses ..     4,079,093      6,735,698
                                                     -----------    -----------

         Income (loss) before income taxes .......       883,538     (2,844,409)
                                                     -----------    -----------

Current income tax expense .......................       326,486             --
Deferred income tax benefit ......................      (291,540)            --
                                                     -----------    -----------

         Income tax expense ......................        34,946             --
                                                     -----------    -----------

         Net income ..............................       848,592     (2,844,409)

Retained earnings at  beginning of the year ......       333,277      3,177,686
                                                     -----------    -----------

Retained earnings at end of the year .............   $ 1,181,869    $   333,277
                                                     ===========    ===========


The accompanying notes are an integral part of these financial statements.

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Statements of Cash Flows
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------
                                                          1997          1996
                                                          ----          ----
Cash flows from operating activities:
   Net income (loss) .............................   $   848,592    ($2,844,409)
                                                     -----------    -----------
   Adjustments to reconcile net income to net
    cash provided by operating activities:
     Depreciation ................................        48,203         58,134
     Loss on sale of investments .................            --        579,876
     Gain on sale of property and equipment ......            --         (7,240)
     Net change in provision for income taxes ....        34,946         (7,559)
     Decrease (increase) in premiums receivable ..       121,862        (86,140)
     (Increase) decrease in reinsurance
      recoverable on loss payments ...............      (129,928)     7,320,149
     (Increase) decrease in deferred policy
      acquisition costs ..........................       (61,116)       395,022
     Decrease in other receivables and other
      assets .....................................        11,610        193,618
     Increase (decrease) in unearned premium .....       228,620       (481,041)
     Decrease in reserve for losses and loss
      adjustment expenses ........................      (326,018)    (8,911,358)
     Increase (decrease) in other liabilities and
      accrued expenses ...........................        67,765       (131,390)
     (Decrease) increase in reinsurance
       premiums payable ..........................      (314,835)        58,850
     Decrease in due to parent ...................            --        (13,907)
                                                     -----------    -----------
                                                        (318,891)    (1,032,986)
                                                     -----------    -----------

         Net cash provided by (used in)
          operating activities ...................       529,701     (3,877,395)
                                                     -----------    -----------

Cash flows for investing activities:
   Purchase of property and equipment ............       (10,242)      (154,839)
   Net change in short-term investments ..........       (41,791)       175,620
   Sale of property and equipment ................            --         45,000
   Proceeds from sale of investments .............            --      7,541,333
                                                     -----------    -----------

         Net cash (used in) provided by
          investing activities ...................       (52,033)     7,607,115
                                                     -----------    -----------

Cash flow from financing activities:
   Repayment of short-term loan ..................            --     (4,793,392)
   Proceeds from issuance of stock ...............            --        950,000
                                                     -----------    -----------

         Net cash used in financing
          activities .............................            --     (3,843,392)

Net increase (decrease) in cash ..................       477,668       (113,672)

Cash at the beginning of year ....................       177,982        291,654
                                                     -----------    -----------

Cash at the end of year ..........................   $   655,650    $   177,982
                                                     ===========    ===========
Supplemental schedule of non-cash
 financing activities:
Real estate investment transferred by the
 parent
     Common stock issued .........................            90             --
     Additional paid in capital ..................     1,859,010             --
                                                     -----------    -----------

     Change in stockholder's equity ..............   $ 1,859,100    $        --
                                                     ===========    ===========

Supplemental cash flow information:
   Interest paid .................................   $        --    $   186,000
                                                     ===========    ===========

   Income taxes paid .............................   $        --    $        --
                                                     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies

     Organization

     Guardian Insurance Company, Inc. (the Company) is incorporated as a domestic insurer under the laws of the U.S. Virgin Islands. The Company commenced operations in July 1984 and is a wholly-owned subsidiary on Unlimited Holdings, Inc., a real estate holding company (see Note 14). The Company operates under the regulations of the Insurance Commissioner of the U.S. Virgin Islands.

     Since inception and until August 1996, the Company was engaged in the property and casualty lines of business. Currently, the Company is primarily engaged in the automobile and liability insurance (see Note 11).

     During 1995, as a result of Hurricane Marilyn, the Company incurred substantial losses amounting to approximately $10.5 million, net of reinsurance. As a result, the Commissioner of Insurance issued the Company a Cease and Desist order in August 1996. The Order restricted the Company from writing new and renewal property insurance business until either, the Company's aggregate exposures and retention have been reduced to a level acceptable to the Commissioner of Insurance and consistent with guidelines established by the National Association of Insurance Commissioners or a minimum of $3,200,000 of additional capital was infused into the Company.

     The Company complied with the order with the following actions:

     o Effective August 7, 1996 the Company ceased writing new and renewal property insurance business and currently limits its business principally to automobile and liability insurance coverage. The Company has completely eliminated the aggregate exposure and retention in the property business.

     o During 1996, in an effort to bolster its capital, its parent company, Unlimited Holdings, Inc., contributed $950,000 of additional capital to the Company.

     o During 1997, Unlimited Holdings, Inc. transferred a parcel of land to the Company, as more fully described in Note 2, which increased capital by an additional $1.86 million.

     Basis of Presentation

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles which differ in certain aspects from the statutory accounting basis prescribed by the Insurance Commissioner of the U.S. Virgin Islands.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


     Investments

     Short-term investments represent certificate of deposits whose maturities, at the time of acquisition, are one year or less.

     Investment in real estate represents the original cost of a parcel of land transferred to the Company by its parent (see Note 2). This investment is non-income producing.

     To comply with the regulations of the Commissioner of Insurance of the U.S. Virgin Islands, the Company maintains a depository agreement with the Commissioner whereby $500,000 in certificates of deposit is held in lieu of a surety bond. At December 31, 1997, the Company had $525,000 (1996 - $500,000) deposited on behalf of the Commissioner. These certificates of deposit are shown as short-term investments in the accompanying financial statements.

     Deferred Policy Acquisition Costs

     Policy acquisition costs related to unearned premiums, which principally consist of commissions, premium tax, underwriting salaries, and service fees paid to agents, are deferred and amortized in proportion to premium revenue recognized. Acquisition costs deferred are reduced by any related deferred ceded commission income. The method used to compute deferred policy acquisition costs limits the amount of such deferred costs to the lower of such costs or estimated realizable value. In determining estimated realizable value, the method considers the premiums to be earned, losses and loss expenses and certain costs to cover run-off expenses as the premiums are earned. Amortization charged to income for the year amounted to approximately $1,185,000 (1996 - $1,509,000).

     Deferred acquisition costs are reviewed periodically to assure their recoverability. The recoverability of the deferral is calculated without considering investment income.

     Property and Equipment

     Furniture, fixtures and equipment are stated at cost. Depreciation is determined on the straight-line basis over the estimated useful lives of furniture, fixtures and equipment. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any resulting profit or loss is included in income. Expenditures for renewals and improvements are capitalized while maintenance and repairs are charged to income as incurred.

     Unearned Premiums and Revenue Recognition

     Unearned premiums represent the portion of premiums written that apply to the unexpired terms of net policies in force. These premiums are recognized as revenue over the period of insurance coverage, calculated principally on a daily pro-rata method on a policy by policy basis.

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


     Losses and Loss Adjustment Expenses

     Liabilities for unpaid claims and claim expenses are estimates of future payments to be made on insurance claims for reported losses and estimates of losses incurred but not reported. No estimated amounts of salvage and subrogation on unpaid property and casualty claims are deducted from the liability for unpaid claims since such amounts are not material for the Company. Estimated recoveries are evaluated in terms of their estimated realizable value. The Company does not discount the liabilities for unpaid losses and loss adjustment expenses.

     The Company establishes loss reserves for insured events that have occurred, which include estimates of both future payments of losses and related future expenses. The process by which reserves are established for insured events and related litigation requires reliance upon estimates based on available data that reflects past experience, current trends and other information, and the exercise of informed judgment. Such process is subject to uncertainties that are normal, recurring and inherent in the insurance business. As information develops which varies from experience, provides additional data or, in some case, augments data which previously were not considered sufficient for use in determining reserves, changes in the Company's ultimate liabilities may be required. The effects of these changes are charged/credited to income for the periods in which they are determined. Management believes that the reserve for losses and loss adjustment expenses are adequate to cover the ultimate net cost of losses and claims to date. However, there can be no assurance that the amount ultimately paid will not exceed such estimates.

     The primary data utilized to estimate losses and loss adjustment expense liabilities were adjusted for what management believes to be abnormal claims experience due to Hurricanes Marilyn, Hortense and Bertha.

     Reinsurance

     In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that can cause unfavorable underwriting results by reinsuring certain levels of risks in various areas of exposure with other insurers and reinsurers. To the extent, however, that reinsuring companies may not be able to meet their obligations under reinsurance agreements, the Company remains liable.

     Premiums and commissions related to insurance ceded are accounted for as a reduction of premiums written and acquisition and commission costs, respectively.

     Reinsurance premiums, commissions and expense reimbursements, related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Accordingly, reinsurance premiums are reported as prepaid reinsurance premiums and amortized over the remaining contract period in proportion to the amount of insurance protection provided. Premiums ceded and recoveries of losses and loss adjustment expenses have been reported as a reduction of premiums earned and loss and loss adjustment expenses incurred, respectively. Commission and expense allowances received in connection with reinsurance ceded have been accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly.

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


     Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy.

     Income Taxes

     Income taxes are reported under the asset and liability method. Deferred tax assets and liabilities are reported for the expected future tax consequences of temporary differences recognized in the Company's financial statements and tax returns.

     A valuation allowance is recognized for any deferred tax asset for which, based on management's evaluation, it is more likely than not (a likelihood of more that 50%) that some portion or all of the deferred tax asset will not be realized.

     Fair Values of Financial Instruments

     The Company uses the following methods and assumptions in estimating its fair value disclosures:

          Cash and short-term investments: the carrying amounts reported in the balance sheet for these instruments approximate their fair values.

          Investment in real estate: fair value of $2.2 million is based on a "contract of sale" signed by the Company as described in Note 13.

          Loan payable to parent: fair value approximates carrying amount due to recent issuance date and current interest rates.

          Premiums receivable, other accounts receivable, other liabilities and accrued expenses: the carrying amounts reported in the balance sheet for these instruments approximate their fair values.

2. Capitalization Transaction

     In December 1997, Unlimited Holdings, Inc. transferred to the Company a parcel of land with a cost of $2,250,000 to increase the capital surplus and further capitalize the Company. The property secures a term loan payable to the parent company with a balance payable of $390,900. This parcel of land is partially utilized in the business of the Company and is currently a non-income producing asset.

     Under the loan agreement of the parent, the property and its encumbrances cannot be sold or transferred without prior consent of the holder of the mortgage note. Should the holder of the mortgage call the note, as permitted by the loan documents, management believes, based on the value of the property, that financing could be obtained without a material effect on the result of operations of the Company. At December 31, 1997, the mortgage note on the property had not been transferred to Guardian.

     This capitalization transaction was approved by the Commissioner of Insurance of the U.S. Virgin Islands. Under the U.S. Virgin Islands Insurance Code, investment in land is subject to certain limitations as an admitted asset. The Commissioner, exercising its right under the Code,

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


     permitted the Company to admit in full the net asset value ($1,859,100) of the land transferred to the Company.

3. Property and Equipment

     Property and equipment as of December 31, consist of:

                               Useful lives      1997           1996
                               ------------      ----           ----
     EDP equipment                   3        $ 36,983       $  36,983
     Furniture and fixtures        5-10        242,760         242,760
     Leasehold improvements        5-10        195,577         195,577
     Automobiles                     5         136,866         126,720
                                              --------        --------
                                               612,186         602,040
     Less - Accumulated depreciation           409,138         360,939
                                             ---------        --------
                                              $203,048        $241,101
                                              ========        ========


4. Unpaid Losses and Loss Adjustment Expenses

     Information related to the liability for unpaid losses and loss adjustment expenses follows:

                                                     1997               1996
                                                     ----               ----
    Unpaid losses and loss adjustments
     expenses ................................   $  1,828,000      $ 12,065,000
    Reinsurance recoverable on unpaid
     losses ..................................       (389,000)       (7,672,000)
                                                 ------------      ------------
     Unpaid losses and loss adjustment
      expenses, net, at beginning of year ....      1,439,000         4,393,000
                                                 ------------      ------------
    Incurred losses and loss adjustment
     expenses:
      Current year ...........................      1,999,000         1,793,000
      Prior years ............................        123,000         2,449,000
                                                 ------------      ------------
         Total ...............................      2,122,000         4,242,000
                                                 ------------      ------------
    Losses and loss adjustment expenses
     paid:
      Current year ...........................      1,475,000         1,280,000
      Prior years ............................        973,000         5,916,000
                                                 ------------      ------------
         Total ...............................      2,448,000         7,196,000
                                                 ------------      ------------
    Unpaid losses and loss adjustment
     expenses, at end of year ................      1,113,000         1,439,000

    Reinsurance recoverable on unpaid
     losses ..................................        236,000           390,000
                                                 ------------      ------------

    Unpaid losses and loss adjustment
     expenses, gross, at end of year .........   $  1,349,000      $  1,829,000
                                                 ============      ============

     During 1996, the Company incurred approximately $4,070,000 in net losses attributable to Hurricane Marilyn which hit the Virgin Islands in 1995. Subsequent losses were much larger than anticipated. As indicated in Note 1 to the financial statements, changes in the ultimate liabilities for insured events may be required as information develops which varies from experience,

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


     provides additional data or, in some cases, augments data which previously were not considered sufficient for use in determining loss reserves.

5. Reinsurance

     The Company has a reinsurance program and from time to time may enter into different reinsurance agreements as management may deem appropriate based on the advice of its consultants. During the year ended December 31, 1997, all the reinsurance was shared with a related party. The deposit premiums are allocated based on the percentages of premiums written for the ceding line of business. For the year ended December 31, 1997, 86.15% of deposit premiums were allocated to the Company. The Company's principal reinsurance agreement provides coverage to protect the Company from losses arising from a loss or disaster of a catastrophic nature on automobile line of business. Under such coverage, the Company retains an exposure for the first $50,000 of losses and is also exposed to losses in excess of $3,000,000.

     Information with respect to reinsurance ceded by the Company follows:


                                                          At December 31,
                                                    ----------------------------
                                                      1997               1996
                                                      ----               ----
         Balance Sheet
         -------------
     Reinsurance recoverable on paid losses

         -     from third party, in litigation     $2,697,497         $2,697,497
         -     from related party                     129,928                 --
                                                   ----------         ----------

                                                   $2,827,425         $2,697,497
         Unpaid losses  recoverable  (including
         incurred but not  reported  losses and
         loss   adjustment   expenses),    from
         related party                            $   236,000        $   390,000
                                                  ===========        ===========

         Reinsurance premium payable              $        --        $   314,835
                                                  ===========        ===========


                                             Year ended December 31,
                                   ---------------------------------------------
                                          1997                    1996
                                   ------------------    -----------------------

             Statements of Income
             --------------------
                                   Written     Earned     Written      Earned
                                   -------     ------     -------      ------
         Premiums ceded           $158,134    $158,134   $1,818,658   $1,544,761
                                  ========    ========   ==========   ==========
         Ceded losses and loss
          adjustment expenses           $153,025             $8,318,768
                                        ========             ==========
         Commission income on
          reinsurance                   $  4,046             $  221,289
                                        ========             ==========

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


6. Loan Payable to Parent

     In connection with the capitalization transaction disclosed in Note 2, the Company assumed a mortgage loan effectively connected to the land transferred. At December 31, 1997, the current and non-current portion of the mortgage loan is as follows:

                  Current                                    $  27,132
                  Non-current                                  363,768
                                                             ---------
                                                             $ 390,900
                                                             =========

7. Related Party Transactions

     The Company's primary related party transactions  include  reinsurance (see
     Note 5) and rental of facilities it uses in its operations (see Note 10).

8. Income Taxes

     The Company is subject to income taxes in the U.S. Virgin Islands. As a result of the losses described in Note 1, the Company elected to carryback these as permitted by the tax laws of the U.S. Virgin Islands. The accompanying financial statements reflect an income tax refund claim of $855,967 (1996 - $855,967) for this carryback. In addition, at December 31, 1996 the Company had unused carryforward losses of approximately $2,401,000. The Company utilized some of those losses during 1997. Thus, during 1997 a deferred income tax benefit of $326,486 was realized due to the reversal of the valuation allowance created for the available net operating losses. At December 31, 1997, the Company has remaining approximately $1,560,000 of loss carryforwards expiring in 2011.

     At December 31, the Company has deferred tax assets and liabilities as follows:

                                                       1997             1996
                                                       ----             ----
     Deferred tax assets:
       Unearned premiums                             $170,707         $153,607
       AMT Credit                                      45,536           45,536
       Loss carryforwards                             583,439          909,952
       Valuation allowance                           (583,439)        (880,764)
                                                    ---------         --------
                                                      216,243          228,331
     Deferred tax liability - deferred policy
      acquisition costs                               190,609          167,751
                                                    ---------        ---------
     Net deferred tax asset                         $  25,634        $  60,580
                                                    =========        =========

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


9. Stockholder's Equity

     The reconciliation of stockholder's equity as of December 31 and net income for the year then ended presented in accordance with generally accepted accounting principles (GAAP) and the statutory basis of accounting (SAP) follows:


                                            1997                        1996
                                    ------------------------  -----------------------------
                                       Net     Stockholder's     Net          Stockholder's
                                      Income     Equity         Income           Equity
     Based on GAAP                  $848,592    $4,741,009    ($2,844,409)     $2,033,407
                                    --------    ----------    -----------      ----------
     Non-admitted assets:
       Reinsurance recoverable                  (2,697,497)                    (2,697,497)
       Property and equipment                     (200,629)                      (236,452)
       Premiums receivable                         (24,726)                       (18,883)
       Miscellaneous receivable                     (8,568)                       (21,101)
     Provision for overdue
      reinsurance                                  (25,988)            --              --
     Refundable income taxes
      recorded under GAAP                                         816,471
     Deferred acquisition costs:
       Beginning of year             448,533                      843,556
       End of year                  (509,649)     (509,649)      (448,533)       (448,533)
     Income taxes, net                34,946       (25,634)            --         (60,580)
                                    --------    ----------     ----------      ----------
                                     (26,170)   (3,492,691)     1,211,494      (3,483,176)
                                    --------    ----------     ----------      ----------
     Based on SAP                   $822,422    $1,248,318    $(1,632,915)    $(1,449,769)
                                    ========    ==========     ==========      ==========


     The Virgin Islands Insurance Code requires property and casualty insurance companies to maintain a minimum of $450,000 in capital, and stipulates certain restrictions on the amount of dividends which can be paid. In addition, the Commissioner of Insurance customarily, in accordance with NAIC rules, requires a maximum ratio of net written premiums to capital and surplus of 3:1. At December 31, 1997, the Company's ratio of net written premiums to statutory surplus was 4:1 (1996 - 3:1). The current ratio may indicate that future operations may be curtailed by the Commissioner unless additional capital is obtained.

     At December 31, 1997 and 1996, the Company is required to comply with the NAIC's risk-based capital ("RBC") requirements. RBC is a method of measuring the amount of capital appropriate for an insurance company to support its overall business operations in light of its size and risk profile. NAIC's RBC standards will be used by regulators to set in motion appropriate regulatory actions relating to insurers which show signs of weak or deteriorating condition. At December 31, 1997 and 1996 the Company was in compliance with the RBC requirements.

10. Commitments

     The Company leases office space, parking and other property from its parent company. The operating leases are renewed monthly and call for monthly rental payments of $15,595. In addition, the Company leases its U.S. Virgin Islands claims office in St. Croix under an operating lease agreement which is renewed every month. Total rent expense for 1997 was $196,000 (1996 - $203,000).

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


11. Financial Instruments With Off-Balance Sheet Risk and Concentration of Risk

     The Company participates in a catastrophic cover agreement that provides reinsurance protection coverage up to a certain level. The Company will be held liable for such losses only if the reinsurer fails to meet its obligations under existing agreements. All premiums written by the Company relate to automobile and related risks in U.S. Virgin Islands. The Company had no other significant concentration of risk in any specific industry in its portfolio as of December 31, 1997 and 1996.

12. Contingencies

     Litigation Against the Company

     In the normal course of business the Company has various outstanding claims pending litigation. The Company has recorded reserves for these losses as a component of unpaid losses. As indicated in Note 1 to the financial statements, changes in the ultimate liability for insured events may be required as information develops and pending litigation is settled. Management, with the advice of counsel, believes that reserves established for these claims are adequate.

     In addition to the above, the Company is a defendant in twelve (12) pending lawsuits arising as a result of Hurricane Marilyn. The Company denied coverage to these policyholders as the policyholders' misrepresented material facts, primarily concerning the construction of their covered property on the insurance application. Management believes that the outcome of pending litigation will be favorable. However, the ultimate outcome of this litigation is unknown at the present time. No provision for any liability that might result if the litigation is disposed of unfavorably has been made in the accompanying financial statements.

     Litigation the Company Has Initiated

     The Company has brought action in the District Court of the Virgin Islands against one of the Company's reinsurance brokers (Bain Hogg International Limited) (the broker), and Eagle Star Reinsurance Company, Limited (the reinsurer), a reinsurance company with which the Company ceded risk under a first surplus property treaty (the Treaty). This action was commenced by the Company seeking collection of the $2.7 million reinsurance shown in the accompanying balance sheet, under the contract and/or damages against the Broker for breach of fiduciary duty and breach of contract.

     The Treaty specified that it was a continuous contract in respect of risks having an inception, renewal, or anniversary date on or after January 22, 1993 subject to three months Notice of Cancellation at anniversary date being December 31 any year. The Company has a cover note from the Broker dated December 20, 1993 which sets forth the terms of the reinsurance agreement to which the Reinsurer had subscribed. The Company submitted certain risks and applicable accounts and premiums under the Treaty to the Broker. Those ceded risks included the applicable significant losses incurred and paid by the Company resulting from Hurricane Marilyn. The Broker contends that on or about September 20, 1993 the Reinsurer sent to the Broker a letter containing a provisional notice of termination of the Treaty. Neither the Broker or the Reinsurer contend that either sent such a notice to the Company. The Company has continued to rely on the existence of the Treaty and there presently exists a substantial sum due

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


     to the Company of $2,697,000, under the Treaty, no part of which has been paid by the Reinsurer.

     The status of the action is that both the Broker and the Reinsurer have established legal action in the Queens Bench Division of the Commercial Court in London and have challenged the Virgin Island's Court's jurisdiction over the dispute and have sought an order to compel arbitration if the motion to dismiss on jurisdictional grounds is not granted. The London Court has upheld its jurisdiction, and rather than submit to the jurisdiction of the English Court, Guardian did not proceed as a litigant there, and in its absence, the London Court entered a decision by default in favor of Bain Hogg. In the Eagle Star action, the London Court appointed an arbitrator, and again, Guardian elected not to participate in the London action in order to preserve its objections to that court and arbitrator's jurisdiction. In Guardian's absence, the London arbitrator ruled in favor of Eagle Star.

     Meanwhile,  in the  Virgin  Islands  action,  both Bain Hogg and Eagle Star challenged the VI court's jurisdiction over the dispute. After full briefing, the District Court initially held that it lacked jurisdiction over Eagle Star, but that it had jurisdiction over Bain Hogg. Guardian then filed a motion to reconsider the ruling as to Eagle Star, contending that the Court should have allowed discovery regarding Eagle Star's contacts with the Virgin Islands before ruling, if it did not consider the evidence already submitted sufficient to confirm jurisdiction. Over Eagle Star's objection, the Court agreed with Guardian's position and entered an order granting reconsideration, and giving Guardian the right to conduct discovery as to Eagle Star's contacts with the Virgin Islands before a final decision on jurisdiction. That discovery is now in progress. Management, based on the advice of legal counsel, is of the opinion that it is likely that the District Court will, on reconsideration, find that it does have jurisdiction over Eagle Star.

     While  it is  not  possible  to  predict  with  certainty  the  outcome  of litigation involving factual and legal complexities of this type, management is of the opinion, based on the advise of counsel, that there is good probability that the Company will prevail in its claims against the Broker under Virgin Islands law as long as the Virgin Islands Courts retain jurisdiction over that claim for trial. In addition, it is more likely than not that the Company will prevail against the Reinsurer on its claims before a Virgin Islands jury. If the claim against the Reinsurer is referred to arbitration, management is of the opinion on the advice of counsel that there is a reasonable prospect of a favorable outcome for the Company. Discovery has not yet been conducted and there may be facts not yet revealed which could have an impact on the outcome.

     In addition, the Company is suing Risk Management Solutions, Inc. (RMS), a company that provided Earthquake and Hurricane risk assessment shortly before Hurricane Marilyn. The risk assessment included catastrophic reinsurance recommendations to the company. Hurricane Marilyn caused $22.5 million in damages to Guardian's property portfolio. Risk Management Solutions' catastrophic reinsurance recommendation was that Guardian should reinsure up to $11.1 million. Guardian already had up to $15 million in reinsurance and, on the basis of the RMS analysis, halted attempts to purchase an additional $10 million in reinsurance. Guardian's claim for damages is a minimum of $8.6 million. While it is not possible to predict with certainty the outcome of this litigation, management is of the opinion, based on the advice of counsel, that there is good probability that the Company will prevail on its claims although amounts to be recovered are not estimable. No amount has been recorded as receivable on the accompanying financial statements.

GUARDIAN INSURANCE COMPANY, INC.
(a wholly-owned subsidiary of Unlimited Holdings, Inc.)
Notes to Financial Statements
Years Ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


13. Subsequent Event - Real Estate

     On July 2, 1998, the Company signed a contract of sale covering the parcel of land described in Note 2. The contract of sale provides the holder an option to buy the aforementioned property for $2.2 million. The final sale is subject to certain conditions. Closing is to be made prior to December 31, 1998. The option expired without being exercised.

14. Subsequent Event - Sale of the Company (Unaudited)

     On December 31, 1998, Unlimited Holdings, Inc., Guardian's parent company, sold the Company to Lockhart Caribbean Corporation in a stock purchase transaction. Prior to the sale, Guardian declared dividends to Unlimited Holdings, Inc. of:

          1. $2,697,497 relating to the reinsurance recoverable on loss payment in litigation;

          2.   $135,000 reinsurance recoverable on paid losses from affiliates;

          3.   The  litigation  against RMS  disclosed in the last  paragraph of
               Note 12 for which no asset or liability has been recorded in the financial statements.

HERITAGE
INSURANCE COMPANY (CARIBBEAN) LIMITED
Report and Financial Statements
December 31, 1997 and 1996

                        Report of Independent Accountants



To the Board of Directors and Stockholders of Heritage Insurance Company (Caribbean ) Limited


In our opinion, the accompanying balance sheets and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Heritage Insurance Company (Caribbean) Limited at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
San Juan, Puerto Rico
February 28, 1998

CERTIFIED PUBLIC ACCOUNTANTS
(OF PUERTO RICO)
License No. 216 Expires Dec. 1, 2001
Stamp  1537465 of the P.R. Society of
Certified Public Accountants has been
affixed to the file copy of this report

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Balance Sheet
December 31, 1997 and 1996
--------------------------------------------------------------------------------


                                                        1997            1996
                                                        ----            ----
                     Assets

Investments:
   Short-term investments ......................    $   108,197     $    55,576
   Fixed maturities - Debt securities
    available for sale, at market value ........        640,945         674,277
                                                    -----------     -----------

         Total investments .....................        749,142         729,853

Cash ...........................................        278,343         761,468
Premiums and other receivable, net of
 allowance for uncollectible amounts
 of $7,000 (1996 - $7,000) .....................         12,702          18,784
Deferred acquisition costs .....................         33,467         100,843
Unearned reinsurance premiums ..................         78,847         632,854
Equipment and furniture and fixtures,
 net of accumulated depreciation of
 $19,178 (1996 - $6,393) .......................         44,748          57,533
Other assets ...................................         47,846          31,969
                                                    -----------     -----------

                                                    $ 1,245,095     $ 2,333,304
                                                    ===========     ===========

      Liabilities and Stockholders' Equity

Reinsurance payable ............................    $    12,093     $   514,330
Unpaid losses and loss adjustment expenses,
 net of reinsurance recoverable on unpaid
 losses of $0 (1996 - $28,800) .................         71,000          84,700
Unearned premiums ..............................        272,984         844,816
Unearned reinsurance commissions ...............         14,266         137,326
Accrued expenses ...............................          4,211          13,046
                                                    -----------     -----------

                                                        374,554       1,594,218
                                                    -----------     -----------
Stockholders' equity:
   Common stock, $1 par value; authorized,
    issued and outstanding 250,000 shares ......        250,000         250,000
   Additional paid-in capital ..................        348,687         348,687
   Retained earnings ...........................        285,166         203,506
   Unrealized loss on debt securities ..........        (13,312)        (63,107)
                                                    -----------     -----------

                                                        870,541         739,086
                                                    -----------     -----------

                                                    $ 1,245,095     $ 2,333,304
                                                    ===========     ===========


   The accompanying notes are an integral part of these financial statements.

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Statement of Operations and Retained Earnings
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


                                                         1997           1996
                                                         ----           ----
Written premiums ................................    $   842,353    $ 1,307,440
Change in unearned written premiums .............        571,832       (458,990)
                                                     -----------    -----------

   Written premiums earned ......................      1,414,185        848,450
                                                     -----------    -----------

Ceded premiums ..................................        243,009        871,719
Change in unearned reinsurance premiums .........        554,007       (424,795)
                                                     -----------    -----------

Earned premiums ceded ...........................        797,016        446,924
                                                     -----------    -----------

Net premiums earned .............................        617,169        401,526

Interest income .................................         48,394         54,799
Other income ....................................         11,153         33,050
Gain on sale of investment securities ...........          3,053          3,315
                                                     -----------    -----------

     Total revenues .............................        679,769        492,690
                                                     -----------    -----------

Claims and underwriting expenses:
   Losses and loss adjustment expenses ..........        261,290        224,300
   Commission expense, net of reinsurance
    commissions of $46,790 (1996 - $189,268) ....         56,472        (33,201)
   Administrative expenses ......................        117,900        106,350
   Professional fees ............................         35,624         51,885
   Other ........................................        126,823        154,015
                                                     -----------    -----------

     Total claims and underwriting expenses .....        598,109        503,349
                                                     -----------    -----------

     Income (loss) before income taxes ..........         81,660        (10,659)

Income tax expense ..............................             --             --
                                                     -----------    -----------

     Net income (loss) ..........................         81,660        (10,659)

Retained earnings at beginning of the year ......        203,506        214,165
                                                     -----------    -----------

Retained earnings at end of the year ............    $   285,166    $   203,506
                                                     ===========    ===========


   The accompanying notes are an integral part of these financial statements.

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Statement of Cash Flows
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


                                                            1997         1996
                                                            ----         ----
Cash flows from operating activities:
   Net  income (loss) ................................   $  81,660    ($ 10,659)
                                                         ---------    ---------
   Adjustments to reconcile net income (loss)
    to net cash (used) provided by operating
     activities:
     Depreciation ....................................      12,785        6,393
     Bad debt expense ................................          --        7,000
     Gain on sale of fixed maturity investments ......      (3,053)      (3,315)
     Accretion of discount on investment securities ..     (28,501)     (29,639)
     Change in assets and liabilities:
     (Increase) decrease in:
       Deferred acquisition costs ....................      67,376      (48,666)
       Unearned reinsurance premiums .................     554,007     (424,796)
       Premiums receivable ...........................       6,082       (2,545)
       Other assets ..................................     (15,877)       5,493
     Increase (decrease) in:
       Accounts payable to reinsurers, net ...........    (473,437)     581,530
       Unpaid losses and loss adjustment
        expenses, net ................................     (42,500)     (27,233)
       Unearned premiums .............................    (571,832)     458,990
       Accrued expenses ..............................      (8,835)      12,782
       Unearned reinsurance commissions ..............    (123,060)      96,926
                                                         ---------    ---------

         Total adjustments ...........................    (626,845)     632,920
                                                         ---------    ---------

         Net cash (used) provided by operating
          activities .................................    (545,185)     622,261
                                                         ---------    ---------

Cash flows for investing activities:
   Proceeds from sales or maturities of fixed
    maturity investments .............................     260,076      228,226
   Purchases of fixed maturity investments ...........    (145,395)
   Purchase of equipment, furniture and fixtures .....          --      (63,926)
   Net increase in short-term investments ............     (52,621)      (2,571)
                                                         ---------    ---------

     Net cash provided by investing activities .......      62,060      164,300
                                                         ---------    ---------

Cash flows from financing activities -
 Decrease in short term borrowings ...................          --      (96,397)
                                                         ---------    ---------

Net (decrease) increase in cash and cash
 equivalents .........................................    (483,125)     690,164

Cash at beginning of period ..........................     761,468       73,875
                                                         ---------    ---------

Cash at end of period ................................   $ 278,343    $ 761,468
                                                         =========    =========


   The accompanying notes are an integral part of these financial statements.

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Notes to Financial Statements
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


1.  Organization and Summary of Significant Accounting Policies

         Heritage Insurance Company (Caribbean) Limited ("the Company"), organized under the laws of the British Virgin Islands, is a property and casualty insurer authorized to issue insurance policies in the British Virgin Islands, Anguilla and the Turks and Caicos Islands.

         The significant accounting policies followed by the Company in the preparation of its financial statements are as follows:

         Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investments

         Short-term   investments   represent   certificates  of  deposit  whose
         maturities, at the time of acquisition are one year or less.

         Investment securities are classified into one of three categories: held-to-maturity, available-for-sale, or trading. Debt securities for which the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings for the period. Debt (fixed maturity) and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for sale securities and reported at fair value, with unrealized gains and losses excluded from earnings for the period and reported as a separate component of stockholders' equity.

         Amortization of premium and accretion of discounts of debt securities are recognized in interest income under a method that approximates the interest method. Any gains or losses on the sale of investment securities are determined using the specific identification method.

         Deferred Acquisition Costs

         Acquisition   costs  vary  with  and  are  primarily   related  to  the
         acquisition of insurance contracts and consist mainly of commission expenses.

         Policy acquisition costs related to unearned premiums are deferred and amortized in proportion to premium revenue recognition. The deferred portions of acquisition costs recovered from reinsurers are reported as unearned reinsurance commissions.

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Notes to Financial Statements
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


         Deferred acquisition costs are reviewed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of such determination.

         For the year ended December 31, 1997, amortization charged to income amounted to approximately $170,638 (1996 - $107,400).

         Equipment and Furniture and Fixtures

         Equipment and furniture and fixtures are recorded at cost, net of accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful life of five (5) years. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs which do not extend the life of the assets are charges to expense as incurred. When assets are sold, retired or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in current operations.

         Unearned Premiums

         The portion of premiums written that apply to the unexpired terms of insurance contracts in force are accounted for as unearned premiums and amortized under the daily pro-rata method over the period of insurance coverage. Amounts paid to reinsurers on premiums ceded related to the unexpired portions of reinsurance contracts are reported separately as assets (unearned reinsurance premiums), and amortized over the remaining contract period in proportion to the amount of insurance protection provided.

         Unpaid Losses and Loss Adjustment Expenses

         Liabilities for unpaid losses and loss adjustment expenses are estimates of future payments to be made on reported losses and related loss adjustment expenses, and estimates of losses incurred but not reported. No estimated amounts of salvage and subrogation on unpaid reported losses are deducted from the liability for unpaid losses since such amounts are not anticipated by the Company. Estimated recoveries are evaluated in terms of their estimated realizable value. The Company does not discount the liabilities for unpaid losses and loss adjustment expenses.

         The estimates for unpaid losses and loss adjustment expenses for reported losses are based on case estimates, including an amount for claim adjustment expenses. Such estimates require reliance on available data that reflects past experience, current trends and other information, and the exercise of informed judgment. The process by which such estimates are made are subject to uncertainties that are normal, recurring and inherent in the property and casualty business. As information develops which varies from experience, provides additional data or, in some cases, augments data which previously were not considered sufficient for use in determining reserves, changes in the Company's ultimate liabilities may be required. The effects of these changes are charged or credited to income for the periods in which they are determined.

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Notes to Financial Statements
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


         Reinsurance

         The Company originates insurance policies and cedes a portion of originated risks to reinsurers. Reinsurance is ceded primarily to limit losses from large exposures and to permit recovery of a portion of direct losses, although ceded insurance does not relieve the originating insurer of its contingent liability. Risks ceded are treated as risks for which the Company is not liable; however, the Company would be liable for such risks if a reinsurer fails to meet its obligation under existing contractual agreements. Reinsurance recoveries are recorded as a reduction of unpaid loss and loss adjustment expenses incurred.

         No recoveries from reinsurers were made on paid losses during 1997 (1996 - $64,861).

         Contingent Commissions

         The Company's primary insurance activity involves covering risks in the British Virgin Islands and the Turks and Caicos Islands through various insurance agents under various contracts. Some of these contracts provide for contingent commissions based on premium production and other provisions.

         The contingent commission payable is recognized when determinable in accordance with the terms of the related contracts. No such commission payable has been recognized at December 31, 1997 and 1996.

         Income Taxes

         The tax authorities in the British Virgin Islands have taken the position that the Company will be subject to tax based on financial statements prepared in accordance with generally accepted accounting principles. As discussed on Note 7, such financial statements reflected net income of $81,660 which was significantly offset by net operating loss carryforwards of approximately $61,000.

         Income taxes are provided under the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recorded for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. A valuation allowance is recognized for any deferred tax asset for which, based on management's evaluation, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax asset will not be realized.

         The ultimate realization of deferred tax is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, if any, future taxable income, and tax planning strategies in making this assessment.

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Notes to Financial Statements
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


         Fair Values of Financial Instruments

         The Company uses the following methods in estimating its fair value disclosures:

                  Cash, short-term investments, premium receivables and other receivables, other liabilities and accrued expenses: the carrying amounts reported in the balance sheet for these instruments approximate their fair values.

                  Debt  securities  available for sale: fair values are based on
                  quoted  market  prices  obtained  from   independent   pricing
                  services.

2.  Investments

         The amortized cost value,  gross  unrealized  gains,  gross  unrealized
         losses,    and   approximate    market   value   of   debt   securities
         available-for-sale, by contractual maturity, are as follows:

                                                                    December 31, 1997
                                              -----------------------------------------------------------------
                                              Amortized         Unrealized        Unrealized           Market
                                                cost               gains            losses              value
                                                ----               -----            ------              -----
         Due after 10 years
         Callable U.S. Municipal Bonds         $265,138                            ($  4,263)          $260,875
         Zero-coupon certificates of
          Municipal Bonds                       389,119         ---------             (9,049)           380,070
                                              ---------                            ---------           --------
               Total debt securities           $654,257         $      --           ($13,312)          $640,945
                                               ========         =========           ========           ========


                                                                     December 31, 1996
                                              -----------------------------------------------------------------
                                              Amortized         Unrealized         Unrealized           Market
                                                cost               gains             losses              value
                                                ----               -----             ------              -----
         Due after 5 years
         through ten years
         Callable U.S. Municipal Bonds         $ 48,225                            ($    851)          $ 47,374
         Interest only certificates backed
          by U.S. Treasury securities            58,897            $5,732                                64,629
         Due after 10 years
         Callable U.S. Municipal Bonds          265,471                              (21,486)           243,985
         Zero-coupon certificates of
          Municipal Bonds                       364,791                              (46,502)           318,289
                                              ---------            ------           --------           --------

               Total debt securities           $737,384            $5,732           ($68,839)          $674,277
                                              =========            ======           =========          ========


         Expected maturities on debt securities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Notes to Financial Statements
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


         Proceeds from sales of available-for-sale securities and gross realized gains and losses on such sales are as follows:

                                                    1997              1996
                                                    ----              ----
         Proceeds from sales                      $260,076          $228,226
         Gross realized gains                        3,383             4,043
         Gross realized losses                         330               728

         The  change  in  net   unrealized   gains  in   investment   securities
         available-for-sale are as follows:

                                                    1997              1996
                                                    ----              ----
         Net unrealized (losses) gains at
          beginning of year                       ($63,107)       $      536
         Net change during the year                 49,795           (63,643)
                                                  --------          --------
         Net unrealized (losses) gains at
          end of year                             ($13,312)         ($63,107)
                                                  ========          ========

         The Company maintains under custody with its investment broker, zero-coupon certificates of U.S. Municipal Bonds with an amortized cost of approximately $389,000 as of December 31, 1997, (1996 - $365,000) to
         comply with a $250,000 deposit requirement imposed to the Company by the Insurance Commissioner of the British Virgin Islands prior to the Insurance Act, 1994 (the Act). The use of this broker account is restricted by the Commissioner of Insurance of the British Virgin Islands. The Act states that a person who at the date the Act came into force was carrying on insurance business of any kind in or from within the Territory, shall within three months after the Act came into force comply with the provisions of the Act. In order to control the quality and yield of its investment portfolio, the Company maintains its investment portfolio with a U.S. Investment brokerage firm. Management believes no such brokerage firm exists within the territory at the present time.

         In addition, the Superintendent of Insurance of the Turks and Caicos Islands requires the Company to maintain a deposit of $100,000. The
         Company complied with this requirement by maintaining, under the custody of a commercial bank, certificates of deposit of approximately $108,000 (1996 - $56,000). At December, 31, 1996, the Company also held a debt security with an amortized cost of approximately $59,000.

3.       Related Party Transactions

         During 1997 an affiliated entity charged the Company approximately $136,000 (1996 - $107,000) for salary and other administrative expenses. In addition, receivables from affiliates, amounting to approximately $36,000 existed at December 31, 1997 (1996 - $20,000).

4.       Reinsurance

         The Company shares reinsurance agreements with an affiliated company. The deposit premiums are allocated based on the percentages of premiums ceded for each line of business. For the year ended December 31, 1997, approximately 13.85% of deposit premiums were allocated to the Company.

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Notes to Financial Statements
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


         Principal reinsurance agreements are as follows:

         o Direct automobile and general third party liability and employees liability in an excess of loss basis for claims over $100,000 per occurrence up to a limit (two layers) of $1,000,000.

         o Direct risks of physical loss or damage of buildings and their contents are reinsured completely up to a limit of $1,000,000.

         The Company also has coverage to protect itself from losses in excess of certain limits arising from a loss or disaster of a catastrophic nature. The Company's retention in excess of loss reinsurance agreements amounts to $50,000 up to a limit (three layers) of $3,000,000.

         In addition, the Company has in force facultative reinsurance in which the Company cedes 100% of the risk to cover its exposure in specific insurance policies.

5. Financial Instruments with Off-Balance Sheet Risk and Concentration of Credit Risk

         The Company is participant in catastrophic cover agreements made with reinsurers that provide insurance protection coverage up to a certain level for losses exceeding the Company's risk retention. Even though these agreements are legally binding, the Company will be liable for such risks only if the reinsurer fails to meet its obligations under existing agreements.

         The Company originates insurance policies mainly in the British Virgin Islands and the Turks and Caicos Islands. The Company had no other significant concentration of risk in any specific industry or geographical area in its risk portfolio as of December 31, 1997.

6.       Unpaid Losses and Loss Adjustment Expenses

         Information related to the liability for unpaid losses and loss adjustment expenses follows:

                                                                                          1997                     1996
                                                                                          ----                     ----
         Unpaid loss and loss adjustment expenses, gross at beginning of year          $113,500                  $140,733
         Less: Reinsurance recoverable on unpaid losses
          and loss adjustment expenses                                                   28,800                    96,000
                                                                                     ----------                ----------
         Unpaid losses and loss adjustment expenses, net, at beginning of year           84,700                    44,733
                                                                                     ----------                ----------

         Incurred losses and loss adjustment expense:
         Provision for insured events of current year                                   284,990                   184,333
         (Decrease) increase in the provision for insured events of prior years         (23,700)                   39,967
                                                                                        261,290                   224,300
                                                                                     ----------                ----------
         Loss payments, including loss adjustment expenses:
         Payments attributable to insured events of the current year                    203,890                   180,513
         Payments attributable to insured events of prior years                          71,100                    68,681
                                                                                     ----------                ----------
                                                                                        274,990                   249,194
         Less:  Reinsurance recovered on loss payments                                       --                    64,861
                                                                                     ----------                ----------
                                                                                        274,990                   184,333
                                                                                     ----------                 ---------

         Unpaid losses and loss adjustment expenses, gross                               71,000                   113,500
         Less:  Reinsurance recoverable in unpaid losses                                     --                    28,000
                                                                                     ----------                ----------
         Unpaid losses and loss adjustment expenses, net,
          at end of year                                                              $  71,000                 $  84,700
                                                                                      =========                 =========

HERITAGE INSURANCE COMPANY (CARIBBEAN) LIMITED
Notes to Financial Statements
Years ended December 31, 1997 and 1996
--------------------------------------------------------------------------------


7.       Stockholders' Equity

         The reconciliations of stockholders' equity as of December 31, 1997 and 1996 and net income for the years then ended presented in accordance with generally accepted accounting principles (GAAP) in the accompanying financial statements with the statutory basis of accounting (SAP) as per the statutory basis financial statements filed with Insurance Commissioner of the British Virgin Islands follows:

                                                                              December 31,
                                                   -----------------------------------------------------------------
                                                                1997                                1996
                                                   ------------------------------      -----------------------------
                                                                    Stockholder's                      Stockholder's
                                                   Net Income          equity           Net income        equity
                                                   ----------          ------           ----------        ------
         Based on GAAP                                $ 81,660          $870,541       ($ 10,659)         $739,086
         Deferred acquisition costs -
         beginning of year                             100,843                            52,177
         Deferred acquisition costs -
         end of year                                   (33,467)          (33,467)       (100,843)         (100,843)
         Unearned reinsurance commissions -
         beginning of year                            (137,326)                          (40,400)
         Unearned reinsurance commissions -
         end of year                                    14,266            14,266         137,326           137,326
         Non-admitted assets under SAP                                  (106,024)
         Allowance for uncollectible amounts,
         under GAAP                                                        7,000           7,000
         Other items                                     7,788
         Valuation of investment not allowable assets                                                      (79,237)
                                                       -------          --------        --------          --------
         Based on SAP                                 $ 33,764          $752,317        $ 44,601          $696,332
                                                      ========          ========        ========          ========

         The Insurance Commissioner of the British Virgin Islands has requested the Company to maintain a minimum capital of $250,000. As of December 31, 1997 and 1996 the Company was in compliance with this requirement.

         The superintendent of Insurance of the Turks & Caicos Island requires the Company to maintain a deposit of $100,000. As of December 31, 1997 and 1996, the Company was in compliance with this requirement.

8.       Subsequent Event (unaudited)

         On December 31, 1998, Heritage Insurance Company was sold to Lockhart Caribbean Corporation in a stock purchase transaction. Prior to the sale, Heritage declared dividends to its parent of $36,000 and $33,000 related to an account receivable from affiliates and property and equipment, respectively, not forming part of the sale.

                LOCKHART CARIBBEAN CORPORATION AND SUBSIDIARIES
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated financial statements of Lockhart Caribbean Corporation ("the Company") give effect to the acquisition by the Company of Guardian Insurance Company, Inc. ("GIC") and Heritage Insurance Company (Caribbean) Ltd. ("HIC") in one transaction accounted for as a purchase. The unaudited pro forma condensed balance sheet as of September 30, 1998 shows the effect of the acquisitions as if the transaction had occurred on September 30, 1998. The unaudited pro forma condensed statements of operations for the nine months ended September 30, 1998, and for the year ended December 31, 1997 show the effect of the transaction as if it had occurred on January 1, 1997, and carried forward through the end of the interim period, September 30, 1998.

The Company acquired GIC and HIC for 1.5 times the combined value of equity as of December 31, 1997 after certain adjustments. The equity of GIC was reduced by approximately $3.9 million of which approximately $2.7 million is a reinsurance recoverable that is in litigation, and approximately $1.2 million is an amount agreed to by both buyer and seller as a possible exposure for some property insurance claims from Hurricane Marilyn in 1995, which are also in litigation. The purchase price paid by the Company consisted of $125,000 in cash, a short-term note payable to the seller for $1,125,000 and approximately 185,000 shares of Class A Common Stock valued at $6.50 per share. These shares are subject to mandatory redemption at $8.30 per share for a 180-day period commencing three years from the closing of the transaction. Additional shares of Class A Common Stock (the "Additional Shares") will be conveyed to the seller if the property insurance claims are settled for less than the amount established by agreement as the exposure for such claims, and if the Company is able to offset future net income of GIC against a net loss carryforward of approximately $1.6 million at December 31, 1997. The value of the Additional Shares shall not exceed 1.5 times the $1.2 million exposure for the property insurance claims. If any Additional Shares are issued, the amount will be treated as an increase in the purchase price, added to goodwill, and amortized over the remaining life of goodwill.

The assets of GIC and HIC include an investment in real estate of $2.2 million, which is approximately the same amount established by a market value appraisal in August 1998. The excess of the purchase price over the fair value of the assets and liabilities acquired was allocated to goodwill. The final allocation may differ from that used in the unaudited pro forma condensed consolidated financial statements.

These pro forma condensed financial statements may not be indicative of the results that actually would have occurred if the transactions had been effected on the dates indicated or which may be obtained in the future.

                LOCKHART CARIBBEAN CORPORATION AND SUBSIDIARIES
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                            As of September 30, 1998
                                    (000's)


                                           Lockhart
                                           Caribbean
                                          Historical    Adjustments    Pro Forma
                                          ----------    -----------    ---------
              Assets
              ------
Operating property, net of
  accumulated depreciation .............    $33,923    $  198  (1)      $34,121
Investment in real estate ..............                2,250  (1)        2,250
Restricted assets ......................                  500  (1)          500
Cash and cash equivalents ..............       382      1,546 (1&2)       1,928
Debt securities available for sale .....                  252  (1)          252
Accounts and note receivable ...........     2,040        119  (1)        2,159
Income tax refund claim ................                  856  (1)          856
Prepaid expenses .......................       421                          421
Deferred costs .........................       299        496  (1)          795
Other assets ...........................     1,223        701  (1)        1,924
Goodwill ...............................                  103  (1)          103
                                            ------      -----            ------
Total assets ...........................   $38,288     $7,021           $45,309
                                            ------      -----            ------
Liabilities & Stockholders' Equity
----------------------------------
Liabilities:
  Notes and loans payable ..............    $27,856    $  498 (1&3)     $28,354
  Note to Selling Shareholders .........                1,125  (4)        1,125
  Unearned premiums ....................                2,060  (1)        2,060
  Unpaid losses and loss
    adjustment expenses ................                1,598  (1)        1,598
  Accounts payable .....................       433                          433
  Tenant security deposits .............       469                          469
  Accrued expenses and other
    liabilities ........................     1,177        121  (1)        1,298
  Deferred income taxes ................     1,019         84  (1)        1,103
                                            ------      -----            ------
Total liabilities ......................    30,954      5,486            36,440

Mandatorily Redeemable Securities ......                1,535  (5)        1,535

Stockholders' Equity:
  Preferred stock, par value $0.01:
    Authorized shares 1,000,000,
    none issued
  Class A common stock, par value $0.01:
    Authorized shares 40,000,000,
    Issued and outstanding--47,020 .....         1                            1
  Class B common stock, par value $0.01:
    Authorized shares 9,000,000,
    Issued and outstanding--8,663,867 ..        87                           87
  Additional paid-in capital ...........     7,040                        7,040
  Retained earnings ....................       206                          206
                                            ------      -----            ------
Total shareholders' equity .............     7,334                        7,334
                                            ------      -----            ------
Total liabilities and
  shareholders' equity .................   $38,288     $7,021           $45,309
                                            ------      -----            ------

                LOCKHART CARIBBEAN CORPORATION AND SUBSIDIARIES
            Notes to Pro Forma Condensed Consolidated Balance Sheet
                            As of September 30, 1998
                                  (Unaudited)
                                    (000's)


For purposes of determining the effect of the acquisitions of GIC and HIC on the Company's Condensed Consolidated Balance Sheet as of September 30, 1998, the following pro forma adjustments have been made. The pro forma condensed balance sheet shows the effect of the acquisitions as if the transaction had occurred on September 30, 1998.

(1) Assets and liabilities acquired from GIC and HIC
    and allocation of the purchase price:
      Purchase Price:
        Cash .............................................. $  125
        Note to selling shareholders ......................  1,125
        Mandatorily Redeemable Shares--184,931 shares
          of Class A Common Stock @ $8.30 per share .......  1,535
                                                             -----
      Total Purchase Price ................................  2,785
      Transaction cost ....................................     56
                                                             -----
      Total Acquisition Cost ..............................               $2,841

      Operating property ..................................    198
      Investment in real estate ...........................  2,250
      Restricted Assets ...................................    500
      Cash and cash equivalents ...........................  1,602
      Debt securities available for sale ..................    252
      Accounts and note receivable ........................    119
      Income tax refund claim .............................    856
      Deferred costs ......................................    496
      Other assets ........................................    701
                                                             -----
      Total assets ........................................  6,974

      Notes and loans payable .............................    373
      Unearned premiums ...................................  2,060
      Unpaid losses and loss adjustment expenses ..........  1,598
      Accrued expenses and other liabilities ..............    121
      Deferred income taxes ...............................     84
                                                             -----
      Total liabilities ...................................  4,236

      Net Assets ..........................................                2,738
                                                                           -----
      Goodwill ............................................                  103

(2) The Company paid a total of $56,128 in transaction
    costs. ................................................                   56

(3) A loan of $125,000 was extended by a financial
    institution for the cash portion of the purchase price.                  125

(4) A short-term note payable to the selling shareholders
    for $1,125,000 was executed at the closing of the
    transaction. ..........................................                1,125

(5) Mandatorily Redeemable Shares-buyer has the right to
    require the seller to redeem the 184,931 shares of
    Class A Common Stock conveyed at closing for a price
    of $8.30 per share for a 180-day period commencing
    three years from the closing of the transaction. ......                1,535

                LOCKHART CARIBBEAN CORPORATION AND SUBSIDIARIES
            Pro Forma Condensed Statement of Operations (Unaudited)
                  For the Nine Months Ended September 30, 1998
                                    (000's)


                                           Lockhart
                                           Caribbean
                                          Historical    Adjustments    Pro Forma
                                          ----------    -----------    ---------
Revenues:
  Rental income ........................    $3,164                      $3,164
  Tenant reimbursements ................       484                         484
  Net premiums earned ..................                $3,791 (1)       3,791
  Investment income ....................                   116 (1)         116
  Premium finance revenue ..............        96                          96
  Other operating income ...............        76                          76
                                            ------       -----          ------
Total revenue ..........................     3,820       3,907           7,727

Expenses:
  Claims and underwriting expenses .....                 3,974 (2)       3,974
  Depreciation and amortization ........       922           5 (3)         927
  Other operating expenses .............     2,592                       2,592
                                            ------       -----          ------
Total expenses .........................     3,514       3,979           7,493

Operating income .......................       306         (72)            234

Other income (expense):
  Interest expense .....................    (1,751)        (73)(4)      (1,824)
  Other income and (expense) ...........         2                           2
  Gain on sale of operating property ...     2,342                       2,342
                                            ------       -----          ------
Total other income (expense) ...........       593         (73)            520

Income (loss) before taxes .............       899        (145)            754
Income taxes ...........................       336          81 (5)         417
                                            ------       -----          ------
Net income .............................     $ 563      $ (226)          $ 337
                                            ------       -----          ------
Earnings per share:
  Basic--Class B .......................     0.06                         0.04
  Basic--Class A .......................     0.02                         0.00

                LOCKHART CARIBBEAN CORPORATION AND SUBSIDIARIES
            Pro Forma Condensed Statement of Operations (Unaudited)
                      For the Year Ended December 31, 1997
                                    (000's)


                                           Lockhart
                                           Caribbean
                                          Historical    Adjustments    Pro Forma
                                          ----------    -----------    ---------
Revenues:
  Rental income ........................   $ 4,466                     $ 4,466
  Tenant reimbursements ................       477                         477
  Net premiums earned ..................                $5,517 (1)       5,517
  Investment income ....................                   125 (1)         125
  Other operating income ...............       164                         164
                                            ------       -----          ------
Total revenue ..........................     5,107       5,642          10,749

Expenses:
  Claims and underwriting expenses .....                 4,677 (2)       4,677
  Depreciation and amortization ........     1,447           7 (3)       1,454
  Other operating expenses .............     3,233                       3,233
                                            ------       -----          ------
Total expenses .........................     4,680       4,684           9,364

Operating income .......................       427         958           1,385

Other income (expense):
  Interest expense .....................    (2,248)        (97)(4)      (2,345)
  Other income and (expense) ...........      (324)                       (324)
  Gain on sale of operating property ...         2                           2
                                            ------       -----          ------
Total other income (expense) ...........    (2,570)        (97)         (2,667)

Income (loss) before taxes .............    (2,143)        861          (1,282)
Income taxes ...........................      (774)         20 (5)        (754)
                                            ------       -----          ------
Net income .............................   $(1,369)     $  841          $ (528)
                                            ------       -----          ------
Earnings per share:
  Basic--Class B .......................     (0.24)                      (0.14)
  Basic--Class A .......................     (0.20)                      (0.10)

                LOCKHART CARIBBEAN CORPORATION AND SUBSIDIARIES
       Notes to Pro Forma Condensed Consolidated Statements of Operations
                                  (Unaudited)
                                    (000's)


For purposes of determining the effect of the acquisitions of GIC and HIC on the Company's Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998, and for the year ended December 31, 1997, the following pro forma adjustments have been made. The pro forma financial statements show the effect of the transaction as if it had occurred January 1, 1997, and carried forward through to the end of interim period, September 30, 1998.


                                                     Nine Months
                                                        Ended        Year Ended
                                                    Sep 30, 1998    Dec 31, 1998
                                                    ------------    ------------
(1) Total revenues for GIC and HIC:
      Net premiums earned ........................     $  3,791        $  5,517
      Investment income                                     116             125

(2) Total operating expenses for GIC and HIC .....        3,974           4,677

(3) Amortization of goodwill over 15 years .......            5               7

(4) Interest expense on $125,000 loan from
    financial institution at 8.25% (0.50% above
    prime rate), and on $1,125,000 loan from
    seller at 7.75% (prime rate). ................           73              97

(5) Provision for income taxes ...................           81              20

(6) Basic net income per share have been determined by using the two-class method.
    The two-class method is an earning allocation formula that determine earnings per share for each class of common stock according to dividends declared and participation rights in undistributed earnings. Under this method, net income is reduced by the amount of dividends declared in the current period for each class of common stock. The remaining earnings are allocated to each class of common stock to the extent that each stock may share in earnings as if all earnings for the period had been distributed. The total earnings allocated to each stock is divided by the weighted average number of outstanding shares of the stock to which the earnings are allocated.

    The weighted average number of shares of common stock used for computing the basic earnings per share was as follows:

      Basic:
        Class A Common Stock .....................      204,351         185,697
        Class B Common Stock .....................    8,663,867       8,640,874